EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the registration statement of Atlas Resource Partners, L.P. (the “Partnership”) on Form S-8 (File No. 333-180209, effective March 19, 2012) and of the reference to Wright & Company, Inc. and the inclusion of our report dated February 13, 2012 in the Annual Report on Form 10-K for the year ended December 31, 2011, of the Partnership and its subsidiaries, filed with the Securities and Exchange Commission.

WRIGHT & COMPANY, INC.

/s/ D. Randall Wright
D. Randall Wright, P.E. President

March 28, 2012

Brentwood, Tennessee